                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  GARTNER, INC.

                               GREEN FALCON, INC.

                                       AND

                                META GROUP, INC.

                          DATED AS OF DECEMBER 26, 2004

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of December 26, 2004 (this "AGREEMENT"), by and among Gartner, Inc. ("PARENT"), Green Falcon, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and META Group, Inc., a Delaware corporation (the "COMPANY").

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL") and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders;

      WHEREAS, pursuant to the Merger, among other things, the issued and outstanding shares of the Company's Common Stock shall be converted into the right to receive cash in the manner set forth herein;

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

      WHEREAS, it is acknowledged and agreed that Parent will cause Merger Sub to execute this Agreement as promptly as practicable after the date hereof and such later execution shall not in any way affect the binding nature of this Agreement as between Parent and the Company;

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                              ARTICLE 1. THE MERGER

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company in accordance with the DGCL, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

      1.2 EFFECTIVE TIME. On the Closing Date (as defined below), Parent and the Company shall cause the Merger to be consummated by filing a duly executed and delivered certificate of merger as required by the DGCL (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing, or such later time as is agreed between the parties and specified in the Certificate of Merger, being the "EFFECTIVE TIME").

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and Section 259 of the DGCL.

      1.4 CLOSING. Subject to the provisions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, 12 East 49th Street, 30th Floor, New York, NY 10017 on a date to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of each of the conditions set forth in Article 7 (other than the delivery of items to be delivered at Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or on such other date and such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

      1.5 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. At and after the Effective Time, the Certificate of Incorporation of Merger Sub (the "MERGER SUB CHARTER"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by the DGCL and Certificate of Incorporation of the Surviving Corporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended at the Effective Time to read: "The name of the corporation is META Group, Inc."

      1.6 BY-LAWS OF THE SURVIVING CORPORATION. At and after the Effective Time, the By-Laws of Merger Sub (the "MERGER SUB BY-LAWS"), as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until amended in accordance with the Certificate of Incorporation of the Surviving Corporation, the DGCL and such By-Laws.

      1.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

      (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

      (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                   ARTICLE 2.
                      CONVERSION AND EXCHANGE OF SECURITIES

      2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") or any capital stock of Merger Sub:

      (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and Appraisal Shares (as defined in Section 2.1(e)) shall be converted into the right to receive an amount of cash equal to the Per-Share Cash Amount, without interest, payable upon the surrender of the Certificates (as defined in Section 2.2(b)). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate or Certificates that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates in accordance with Section 2.2(b). Notwithstanding the foregoing, the Per-Share Cash Amount shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or having a record date) after the date of this Agreement and prior to the Effective Time.

      (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock that are (i) held by the Company as treasury shares or by any direct or indirect wholly owned Subsidiary (as defined below) of the Company or (ii) owned by Parent or any direct or indirect wholly owned Subsidiary of Parent, shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other legal entity, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns directly or indirectly in excess of a majority of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other legal entity.

      (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      (d) STOCK OPTIONS AND PURCHASE RIGHTS. Outstanding options to purchase shares of Company Common Stock shall be treated in the manner set forth in
Section 6.8 hereof. Outstanding rights to purchase shares of Company Common Stock under the Company Purchase Plan (as defined in Section 3.3(b)(iv)) shall be treated in the manner set forth in Section 6.9 hereof.

      (e) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Per-Share Cash Amount as provided in
Section 2.1(a), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Per-Share Cash Amount as provided in Section 2.1(a). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, or as otherwise required under the DGCL, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

      2.2 EXCHANGE OF CERTIFICATES.

      (a) PAYING AGENT. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent hereunder (the "PAYING AGENT"). Promptly following the Effective Time, Parent shall make available to the Paying Agent for exchange in accordance with this
Article 2, through such reasonable procedures as Parent may adopt, the cash payable pursuant to Section 2.1(a).

      (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent will instruct the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted pursuant to Section 2.1(a) into the right to receive the Per-Share Cash Amount (the "CERTIFICATES"): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify that are not inconsistent with the terms of this Agreement); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per-Share Cash Amount. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.1(a) (less applicable withholding taxes), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed, from and after the Effective Time, for all corporate purposes, to represent only the right to receive the Per-Share Cash Amount (less applicable withholding taxes) upon surrender.

      (c) TERMINATION OF EXCHANGE FUND; NO LIABILITY. At any time following the 90th day after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it all or any portion of the funds made available to the Paying Agent which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar law) for their claims to the cash payable to such holders pursuant to Section 2.1(a) upon due surrender of their Certificates, without any interest thereon. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law following the passage of time specified therein.

      (d) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the cash otherwise payable pursuant to this Agreement to any person who was a holder of Company Common Stock, Company Stock Options or rights to purchase Company Common Stock under the Company Purchase Plan immediately prior to the Effective Time such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock, Company Stock Options or rights to purchase Company Common Stock under the Company Purchase Plan in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

      (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article 2.

      (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 2.1(a) in respect of such Certificate; provided, however, that Parent or the Paying Agent may, in its discretion and as a condition precedent to the payment thereof, require the record holder of such lost, stolen or destroyed Certificate to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or a bond in such sum as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

      (g) TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and Merger Sub, as the case may be, to take, and will take, all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty to the extent expressly specified therein and such other representations and warranties to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty readily apparent) delivered by the Company to Parent prior to the parties' execution of this Agreement (the "DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub that:

      3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that have not had or would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate. A true, complete and correct list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary or affiliate, is set forth in Section
3.1 of the Disclosure Schedule. Except as set forth in the Filed Company SEC Documents (as defined below), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent (1%) of the outstanding stock of such company.

      3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a true, complete and correct copy of its Amended and Restated Certificate of Incorporation, as amended to date (the "COMPANY CHARTER"), and By-Laws, as amended to date (the "COMPANY BY-LAWS"), and has made available to Parent true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the "SUBSIDIARY DOCUMENTS"). The Company Charter, Company By-Laws and the Subsidiary Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws and the Company's Subsidiaries are not in violation of any of the provisions of their respective Subsidiary Documents.

      3.3 CAPITAL STRUCTURE.

      (a) As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED STOCK").

      (b) At the close of business on December 23, 2004:

            (i) 14,354,832 shares of Company Common Stock were issued and outstanding.

            (ii) No shares of Company Preferred Stock were issued and outstanding.

            (iii) 647,016 shares of Company Common Stock or Company Preferred Stock were held in the treasury of the Company.

            (iv) Under the Restated and Amended 1989 Stock Option Plan, the 1993 Stock Option and Incentive Plan, the Second Amended and Restated 1995 Stock Plan, the Amended and Restated 1995 Non-Employee Director Stock Option Plan, the 2004 Stock Plan, the 2004 Non-Employee Director Stock Option Plan, and the Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc., (collectively referred to herein as the "COMPANY STOCK PLANS"), options with respect to 3,818,270 shares of Company Common Stock are outstanding, of which there are options with respect to 2,456,921 shares of Company Common Stock currently exercisable; and 2,079,577 shares of Company Common Stock are available for future grants under such Company Stock Plans.

            (xi) 199,997 shares of Company Common Stock are reserved for issuance and available for purchase pursuant to the Second Amended and Restated Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN").

      (c) Section 3.3 of the Disclosure Schedule contains a correct and complete
(i) list as of December 23, 2004 of each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (collectively the "COMPANY STOCK OPTIONS"), including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto and (ii) list as of December 23, 2004 of employee options to purchase shares of Company Common Stock under the Company Purchase Plan during the Payment Period (as defined in the Company Purchase Plan) ending December 31, 2004.

      (d) Except for the Company Stock Options and the Company Purchase Plan, there are no options, warrants, calls, rights or agreement to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Company is a party, the value of which is based on the value of shares of Company Common Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

      (e) Each outstanding share of Company Common Stock is, and each share of Company Common Stock which may be issued pursuant to the Company Stock Options or the Company Purchase Plan will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to the preemptive or similar rights of third parties in respect thereto.

      (f) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

      (g) All of the outstanding shares of capital stock or other equity interest of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have not been issued in violation of any preemptive rights and are owned by the Company and one or more of its Subsidiaries, free and clear of all mortgages, pledges, liens, claims, charges, security interests, options, hypothecations, easements, restrictions (on transfer, voting or otherwise) or conditional sale or other like restriction agreements, or other encumbrances other than customary stockholder agreements.

      3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the Company Stockholder Approvals (as defined below), the Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the Company Stockholder Approvals. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of the Company's stockholders for the Company to enter into a business combination with Parent and Merger Sub upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement and the Merger, and, unless notice thereof has been given to Parent in the manner required by this Agreement, none of the aforesaid actions by the Company's Board of Directors has been amended, rescinded or modified. The action taken by the Company's Board of Directors constitutes approval of the Merger and the other transactions contemplated hereby by the Company's Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the transactions contemplated hereby. The affirmative votes of the holders of a majority of the shares of Company Common Stock issued and outstanding on the record date set for the meeting of the Company's stockholders to adopt and approve this Agreement and approve the Merger (the "COMPANY STOCKHOLDERS MEETING") are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the Merger under the DGCL and the Company Charter (the "COMPANY STOCKHOLDER APPROVALS").

      3.5 ANTI-TAKEOVER. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action so to render the provisions of Section 203 of the DGCL inapplicable to the Merger and the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, no other "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation under the laws of the State of Delaware (each a "TAKEOVER STATUTE") is applicable to the Company, the shares of Company Common Stock, the Merger or any of the other transactions contemplated by this Agreement. The Board of Directors has not taken any actions to render the provision of Section 203 in applicable to any transaction other than the transaction contemplated by this Agreement. The Company does not have and has not effected or voted to effect any shareholder rights plan or agreement or so called "poison pill" that could adversely affect the consummation of the transactions contemplated hereby.

      3.6 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance by the Company of its agreements and obligations under this Agreement will not, (i) conflict with or violate the Company Charter, Company By-Laws or Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, ordinance, order, judgment, injunction or decree, or restriction of any Governmental Entity or court applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, judgment, decree or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, other than, in the case of
(iii) above, such breach, default, impairment, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have a Company Material Adverse Effect, individually or in the aggregate. For purposes of this Agreement, "LIENS" means all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

      (b) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of agreements and obligations under this Agreement by the Company will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification or application to, any court, arbitrational tribunal, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "GOVERNMENTAL ENTITY"), except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) as may be required under any foreign anti-trust or competition law or regulation including without limitation Council Regulation No. 4064/89 of the European Community, as amended (the "EC MERGER REGULATION"), (iii) the filing of the Proxy Statement (as defined in Section 3.22) with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iv) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, applications and notifications as may be required under applicable federal and state securities laws or the laws of any foreign country, (v) the filing of the Certificate of Merger or other documents as required by the DGCL, (vi) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. and (vii) such other consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, applications and notifications which, if not obtained or made, have not or would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate.

      (c) Section 3.6(c) of the Disclosure Schedule sets forth (a) all material contracts of the Company or any of its Subsidiaries which would require a third party to grant a novation or consent to assignment or change in control in connection with the Merger or any other transaction contemplated by this Agreement and (b) all other material consents, authorizations or approvals that are required to be obtained by the Company or any of its Subsidiaries from persons other than the parties to this Agreement, including any Governmental Entity, in connection with the (x) valid and lawful authorization, execution, delivery and performance by the Company of this Agreement and (y) the consummation of the transactions contemplated herein. Each such novation, consent, authorization or approval referred to in the foregoing sentence is referred to in this Agreement as a "MATERIAL CONSENT".

      3.7 COMPLIANCE; PERMITS.

      (a) The Company and its Subsidiaries are and have been in compliance with and are not in default or violation of (and have not received any notice of non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected, and the Company is not aware of any such non-compliance, default or violation thereunder.

      (b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as currently conducted (collectively, the "COMPANY PERMITS"). The Company Permits are in full force and effect, have not been violated in any material respect and, to the knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened, seeking the suspension, revocation or cancellation of any Company Permits. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

      3.8 SEC FILINGS; FINANCIAL STATEMENTS.

      (a) The Company has timely filed and made available to Parent all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Company with the SEC since January 1, 2003 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports, including all forms, reports and documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate. The audited balance sheet of the Company contained in the Company SEC Report on Form 10-K for the fiscal year ended December 31, 2003 is referred to herein as the "COMPANY BALANCE SHEET."

      (c) Except as set forth on the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any outstanding claims, liabilities or indebtedness (whether asserted, accrued, absolute, contingent or otherwise, and whether due or to become due) ("LIABILITIES"), except Liabilities (i) set forth on the face of the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2004 (the "MOST RECENT BALANCE SHEET"); (ii) incurred after the Most Recent Balance Sheet Date in the ordinary course of business; or (iii) that have been discharged or paid in full prior to the date hereof.

      3.9 ABSENCE OF CERTAIN DEVELOPMENTS. Since the Most Recent Balance Sheet Date, the operations of the Company have been conducted in the ordinary course of business consistent with past practice and, except for the matters disclosed in Section 3.9 of the Disclosure Schedule:

      (a) (i) the Company Charter, the Company By-Laws and the Subsidiary Documents have not been amended, and (ii) neither the Company nor its Subsidiaries have amended any term of their outstanding equity interests or other securities nor issued, sold, granted, or otherwise disposed of, their equity interests or other securities;

      (b) neither the Company nor any of its Subsidiaries has become liable in respect of any guarantee of, or have incurred, assumed or otherwise become liable in respect of, any indebtedness, except for borrowings in the ordinary course of business under credit facilities in existence on the Most Recent Balance Sheet Date;

      (c) neither the Company nor any of its Subsidiaries has (i) made any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, any of their capital stock or other equity interests or (ii) entered into, or performed, any transaction with, or for the benefit of, any officer, director, employee or other affiliate of the Company or any of its Subsidiaries (other than payments made to officers, directors and employees in the ordinary course of business);

      (d) there has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the operations of the Company or any of its Subsidiaries or any material asset of the Company or any of its Subsidiaries;

      (e) neither the Company nor any of its Subsidiaries has increased the compensation payable or paid, whether conditionally or otherwise, to (i) any employee, consultant or agent other than in the ordinary course of business or
(ii) any director or officer;

      (f) neither the Company nor any of its Subsidiaries has entered into any agreement that is, will be or would be (assuming the Company continued to be subject to SEC rules and regulations requiring filing of current and periodic reports under the Exchange Act) required to be filed as an exhibit to, or described in, filings made or to be made by the company with the SEC;

      (g) neither the Company nor any of its Subsidiaries has made any change in its methods of accounting or accounting practices (including with respect to reserves);

      (h) neither the Company nor any of its Subsidiaries has made, changed or revoked any material tax election, elected or changed any method of accounting for tax purposes, settled any claim, action, cause of action, suit or other proceeding in respect of taxes or entered into any contractual obligation in respect of taxes with any Governmental Entity;

      (i) neither the Company nor any of its Subsidiaries has terminated or closed any facility, business or operation;

      (j) neither the Company nor any of its Subsidiaries has adopted any Employee Benefit Plan or, except in accordance with the terms thereof as in effect on the Most Recent Balance Sheet Date, increased any benefits under any Employee Benefit Plan;

      (k) neither the Company nor any of its Subsidiaries has written up or written down any of its material assets;

      (l) neither the Company nor any of its Subsidiaries has entered into any agreement to do any of the things referred to elsewhere in this Section 3.9; and

      (m) no event or circumstance has occurred which has had, or is reasonably likely to have, a Company Material Adverse Effect, individually or in the aggregate.

      3.10 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as disclosed on Section
3.10 to the Disclosure Schedule or in the Company SEC Reports filed and publicly available on the SEC's EDGAR database prior to the date of this Agreement (the "FILED COMPANY SEC DOCUMENTS"), there are no material claims, actions, suits, proceedings or, to the knowledge of the Company, governmental investigations, inquiries or subpoenas (a) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries, (b) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, (c) whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary within the three (3) years prior to the date of this Agreement and at the time of such settlement or compromise were material, (d) that seek to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, writ, injunction or decree. Since January 1, 2003 there has not been, nor are there currently, any internal investigations or inquiries being conducted by the Company, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

      3.11 EMPLOYEE BENEFIT PLANS.

      (a) Section 3.11(a) of the Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates or to which the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the "COMPANY EMPLOYEE PLANS"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation or fringe benefits, whether covering a single individual or a group of individuals, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or any ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA AFFILIATE" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

      (b) With respect to each Company Employee Plan, the Company has made available to Parent complete and accurate copies of each such Company Employee Plan (or a written summary of any unwritten plan) together with all amendments, as well as any required IRS Forms 550 (with attachments) and actuarial reports for the three most recent years.

      (c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code or applicable laws outside the jurisdiction of the United States and all other applicable laws and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 404(c), 601 through 608 and
Section 701 et seq. of ERISA) and in accordance with its terms and each of the Company, the Company's Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Company Employee Plan and have timely made all required contributions thereto. All material filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which Parent, the Company or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable law, nor will the transactions contemplated by this Agreement give rise to any such liability.

      (d) Except as set forth in Section 3.11(d) of the Disclosure Schedule, none of the Company, the Company's Subsidiaries and their ERISA Affiliates has, with respect to any Company Employee Plan, ever (i) failed to satisfy the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA (or the quarterly contribution requirements of Section 412(m) of the Code and Section 302(e) of ERISA), unless the liability with respect thereto has been discharged in full, (ii) terminated such a Plan which is subject to Title IV of ERISA, other than in a standard termination or, (iii) effected either a "complete withdrawal" or a "partial withdrawal," as those terms are defined in Sections 4203 and 4205, respectively, of ERISA, from any Multiemployer Plans (as defined in Section (3)(37) of ERISA).

      (e) With respect to each Company Employee Plan, there are no existing (or, to the Company's knowledge, threatened) lawsuits, claims or other controversies, other than claims for information or benefits in the normal course.

      (f) Neither the Company nor any ERISA Affiliate has ever maintained or been required to contribute to a plan subject to Title IV of ERISA.

      (g) Except as required under Section 601 et. seq. of ERISA, no Company Plan that is a "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) provides benefits or coverage in the nature of health or life insurance following retirement or other termination of employment.

      3.12 LABOR MATTERS.

      (a) The Company and each of its Subsidiaries are now, and during the past three years have been, in compliance in all material respects with all applicable federal, state, local and foreign laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices. There are no controversies pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which controversies would reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate. Neither the Company nor any of its Subsidiaries is now, and during the past three years has not been, a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees. There are not now, nor during the past three years have there been, and neither the Company nor any of its Subsidiaries has any knowledge of, any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is now, and during the last three years has been, the subject of any complaint, charge, investigation, audit, suit or other legal process with respect to any of its/their employees, independent contractors or consultants by any state, federal or local government agency. None of the employees of the Company or its Subsidiaries is, or within the last three years has been, the subject of a representation petition before the National Labor Relations Board of any state labor board. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others or, in the case of any executive officer, key employee or group of key employees, has given notice as of the date of this Agreement to the Company or any of its Subsidiaries that such officer, employee or any employee in a group of key employees intends to terminate his or her employment with the Company. Since the Company's inception, neither the Company or any of its Subsidiaries has effected (i) a plant closing, as defined in the Worker Adjustment and Retaining Notification Act of 1988, as amended ( the "WARN ACT"), or (ii) a mass layoff as defined in the WARN Act.

      (b) Set forth on Section 3.12(b) of the Disclosure Schedule is a description of the extent, timing and nature of reductions in force completed and any employee departures since

July 1, 2004 and reductions in force currently planned by the Company to be effected on and after the date hereof, and of the types, timing and estimated costs of associated severance and other obligations resulting or to result therefrom, which description is true, correct and complete in all material respects. Except as specifically identified in Section 3.12(b) of the Disclosure Schedule, from June 1, 2004 to December 15, 2004 no Company Employee employed as a research analyst, consultant or senior executive, for any reason, (i) has been terminated or has resigned, retired or otherwise terminated his or her employment with the Company or (ii) has notified the Company in writing, or to the knowledge of the Company otherwise notified the Company or threatened of his or her intention, to resign, retire or terminate his or employment with the Company.

      3.13 PROPERTIES; ENCUMBRANCES. Except as set forth in Section 3.13 of the Disclosure Schedule, each of the Company and each of its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 3.13 of the Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises. Each of the Company and each of its Subsidiaries is and has been in compliance with the material provisions of each lease or sublease for the real property which is set forth in Section 3.13 of the Disclosure Schedule (the "COMPANY LEASES"). The Company Leases are in full force and effect and are legal, valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). No amount payable under any Company Lease is past due. Except as set forth in Section 3.13 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted to any person the right to use or occupy the properties covered by the Company Leases or any portion thereof. To the knowledge of the Company, there is no condemnation, expiration or other proceeding in eminent domain pending or threatened, affecting any parcel of real estate covered by the Company Leases or any portion thereof or interest therein.

      3.14 TAXES.

      (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, assessments, liabilities, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, or any agency or subdivision thereof, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, fines, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports and information statements with respect to Taxes filed or required to be filed with a taxing authority, domestic or foreign, including without limitation, consolidated, combined or unitary tax returns and any amendments of, and any attachments to, any of the foregoing.

      (b) The Company and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns were true, complete and correct in all material respects. All Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in (i) the payment of any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or (ii) the payment of any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign tax law). Neither the Company nor any of its Subsidiaries is party to any Tax allocation or sharing agreement or arrangement or has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. The accruals and reserves for Taxes (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested). All liabilities for Taxes attributable to the period commencing on the date following the date of the Company Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

      (c) The Company and each of its Subsidiaries have withheld and finally paid to the appropriate taxing authority with respect to its employees, independent contractors, creditors, stockholders or other third parties all Taxes required to be withheld, and neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax. Neither the Company nor any of its Subsidiaries has received any written notice of or if aware of any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of or is aware of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company or any of its Subsidiaries.

      3.15 ENVIRONMENTAL MATTERS.

      (a) (i) The Company and its Subsidiaries are and have been in compliance with all Environmental Laws; (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a "HAZARDOUS SUBSTANCE") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries; (iii) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States;
(iv) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBS") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Laws; and (v) the Company and its Subsidiaries have made available to Parent true and correct copies of all environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments in the possession of the Company, any Subsidiary of the Company, or any of their respective representatives or advisors.

      (b) For purposes of this Section 3.15, "ENVIRONMENTAL LAWS" means any law, regulation, or other applicable requirement (whether domestic or foreign) relating to (i) releases or threatened release of Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

      3.16 INTELLECTUAL PROPERTY.

      (a) Section 3.16(a) of the Disclosure Schedule sets forth a true, complete and correct list of all U.S. and foreign (i) registered copyrights or Community Designs, and pending applications, owned by the Company or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain registrations) and pending trademark applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; and (iii) patents and pending applications owned by the Company or any of its Subsidiaries as of the date of this Agreement (collectively the "REGISTERED COMPANY INTELLECTUAL PROPERTY"). All of the Registered Company Intellectual Property is owned solely by the Company or one of its Subsidiaries free and clear of all Liens.

      (b) The Company or one or more of its Subsidiaries owns, or has a valid right to use, all of the material Intellectual Property that is used in the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY") free and clear of all Liens.

      (c) The Registered Company Intellectual Property is valid and subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

      (d) There is no pending or, to the Company's knowledge, threatened (and at no time since January 1, 2003 has there been pending or, to the Company's knowledge, threatened any) suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that the activities or the conduct of the Company's or any of its Subsidiaries' business infringe or misappropriate any Intellectual Property owned by any third party ("THIRD PARTY INTELLECTUAL PROPERTY"), or challenging the ownership, validity, enforceability or registerability of any Company Intellectual Property owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders which (i) restrict the Company's or any of its Subsidiaries' rights to use any Company Intellectual Property owned by the Company or any of its Subsidiaries,
(ii) restrict the Company or any of its Subsidiaries from conducting its business as currently conducted or proposed to be conducted in order to avoid infringement or misappropriation of any Third Party Intellectual Property, or
(iii) permit third parties to use any Company Intellectual Property owned by the Company or any of its Subsidiaries.

      (e) The conduct of the business of the Company and its Subsidiaries as previously conducted, currently conducted or proposed to be conducted does not infringe upon or misappropriate any Third Party Intellectual Property. To the Company's knowledge, no third party has misappropriated or infringed or is misappropriating or infringing any Company Intellectual Property (1) owned by the Company or any of its Subsidiaries or (2) that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted, and no intellectual property misappropriation or infringement suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Company or any of its Subsidiaries.

      (f) The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property that is (i) owned by the Company and its Subsidiaries, or (ii) material to the business of the Company or any of its Subsidiaries as currently conducted or proposed to be conducted. To the Company's knowledge, there has been no disclosure to any third party by the Company or any of its Subsidiaries of material confidential information or trade secrets of the Company or any of its Subsidiaries or of any of their respective clients related to any material proprietary product or service currently being marketed, sold, licensed, provided or developed by the Company or any of its Subsidiaries (each such product, a "PROPRIETARY PRODUCT") other than disclosures made pursuant to reasonably protective nondisclosure or confidentiality agreements entered into by the Company in the ordinary course of business.

      (g) All employees of the Company and its Subsidiaries who have made material contributions to the development of any Proprietary Product or material Company Intellectual Property (including without limitation all employees who have designed, written, tested or worked on any software code or content contained in any Proprietary Product or material Company Intellectual Property) have signed confidentiality, non-competition (unless prohibited by applicable law) and assignment of proprietary rights agreements substantially in one of the forms attached to Section 3.16(g) of the Disclosure Schedule. All consultants and independent contractors who have made material contributions to the development of any Proprietary Product or material Company Intellectual Property (including without limitation all consultants and independent contractors who have designed, written, tested or worked on any software code or content contained in any Proprietary Product or material Company Intellectual Property) have assigned to the Company or one or more of its Subsidiaries (or a third party that previously conducted any business currently conducted by the Company or one or more of its Subsidiaries and that has assigned its rights in such Proprietary Product or material Company Intellectual Property to the Company or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any, that are not assignable, which have been waived unless un-waivable) in and to the portions of such Proprietary Product or material Company Intellectual Property developed by them in the course of their work for the Company or one or more of its Subsidiaries (or applicable third party).

      (h) (i) Neither the Company nor any of its Subsidiaries is in violation of any license, sublicense or other agreement or instrument related to the Company Intellectual Property to which the Company or any of its Subsidiaries is a party or is otherwise bound; (ii) the consummation by the Company of the transactions contemplated hereby will not result in any loss or impairment of ownership by the Company or any of its Subsidiaries of, or the right of any of them to use (or result in any term extension or expansion of the rights granted to any third party in or to), any Company Intellectual Property that is material to the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted; (iii) the consummation by the Company of the transactions contemplated hereby will not require the consent of any third party or any Governmental Entity, with respect to any such Intellectual Property.

      (i) None of the Company Intellectual Property (1) owned by the Company or any of its Subsidiaries and (2) material to the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted constitutes or incorporates any software subject to an open source agreement (e.g. GPL) that would require the Company or any of its Subsidiaries to divulge to any person any source code or trade secret that is part thereof.

      (j) The Company's, and each of its Subsidiaries', use and dissemination of any and all data and information concerning consumers of its products or services or users of any web sites operated by the Company or any of its Subsidiaries is in material compliance with all applicable privacy policies, terms of use, and laws. The consummation by the Company of the transactions contemplated hereby will not violate any privacy policy, terms of use, or laws relating to the use, dissemination, or transfer of such data or information.

      (l) For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, trade names, service names, brands, tradedress, logos and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patentable inventions, patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship and copyrights (including any registrations and applications for any of the foregoing); proprietary data and databases; mask works rights; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; computer hardware technology, software (including source code or object code) and other technology; rights of privacy and publicity, and moral rights; other proprietary rights of any kind or nature, however denominated; and all rights to sue for any past or future infringement or impairment of the foregoing.

      3.17 BILLINGS. Set forth on Section 3.17 of the Disclosure Schedule are, on a month-by-month basis from January 1, 2004 through the date hereof, the billings by the Company for each of research, consulting and other, aggregated within each category, and such billings information is true, correct and complete in all material respects.

      3.18 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other insurance policies maintained by the Company or any of its Subsidiaries, provide adequate coverage for all such risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount and with such deductibles and retained amounts, as are generally insured against and carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has received any written notice, or, to the knowledge of the Company, threats of cancellation or non-renewal of, or, since January 1, 2004, any material increase of premiums with respect to, any of such insurance policies. To the Company's knowledge, there are no material claims by the Company or any of its Subsidiaries under any of such policies relating to the business, assets or properties of the Company or its Subsidiaries as to which any insurance company is denying liability or defending under a reservation of rights or similar clause.

      3.19 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

      3.20 CONTRACTS.

      (a) Except for any contracts or agreements entered into after the date of this Agreement in compliance with Section 5.1 hereof or as set forth in Section
3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, and neither the Company nor any of its Subsidiaries or its properties are subject to, any contract or other agreement that is or will be required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the SEC which is not disclosed in the Filed Company SEC Documents. All such contracts or agreement and, all contracts and agreements filed as exhibits to the Filed Company SEC Documents, and all of the contracts required to be set forth in Section 3.20 of the Disclosure Schedule (collectively, the "COMPANY CONTRACTS") are valid, binding and in full force and effect and are enforceable by the Company or any of its Subsidiaries that is party thereto in accordance with their terms. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any of the Company Contracts is in breach or default thereunder. Neither the Company nor any of its Subsidiaries has taken any action and, to the knowledge of the Company, no condition exists or event has occurred which, with or without the lapse of time or the giving of notice, or both, would constitute a default by any party under any of the Company Contracts. Neither the Company nor any of its Subsidiaries has received written notice under a Company Contract of the intention of any third party to terminate such Company Contract.

      (b) Except as set forth in Section 3.20 of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

            (i) covenant not to compete in any geographical area or in any line of business (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement); or

            (ii) employment or other contract or agreement pursuant to which a director, officer or employee is required to perform personal services to the Company.

      True and complete copies of the contracts and agreements (or if such agreement is not in writing, a written description thereof) set forth on Section
3.20 of the Disclosure Schedule have been made available to Parent or are available in the Filed Company SEC Documents.

      3.21 ILLEGAL PAYMENTS, ETC. In the conduct of their business, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or agents, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

      3.22 PROXY STATEMENT. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement (as amended or supplemented, the "PROXY STATEMENT") to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING"), or to be included or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each, a "REGULATION M-A FILING") shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting or at the time any Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

      3.23 AFFILIATE TRANSACTIONS. Except as disclosed in Section 3.23 of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any contract or other agreement with any affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Subsidiaries), (ii) no Affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Subsidiaries) is an officer, director, employee, consultant, distributor, supplier, vendor, customer, client, lessor, licensor, debtor, creditor, competitor or service provider to the Company or any of its Subsidiaries, and (iii) no Affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Subsidiaries) owns or otherwise has any rights to or interest in any of the properties or assets of the Company or any of its Subsidiaries.

      3.24 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Wachovia Capital Markets, LLC ("WACHOVIA SECURITIES"), has delivered to the Company an opinion dated on or about the date of this Agreement to the effect that as of such date the Per-Share Cash Amount is fair, from a financial point of view, to the stockholders of the Company. The Company has provided a true, complete and correct copy of such opinion to Parent.

      3.25 BROKERS. No broker, finder or investment banker (other than Wachovia Securities, whose brokerage, finder's or other fees will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Wachovia Securities pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company that:

      4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed or in good standing that have not had or would not reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate.

      4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered at Closing by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

      4.3 NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

      (a) The execution and delivery by Parent and Merger Sub of this Agreement do not, the execution and delivery by Parent and Merger Sub of each instrument required hereby to be executed and delivered at the Closing will not, and the performance of their respective agreements and obligations under this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the organizational documents, By-Laws, or operating agreement, in each case, as amended of Parent, the Merger Sub Charter or the Merger Sub By-Laws or (ii) conflict with or violate any law, rule, regulation, ordinance, order, judgment, injunction or decree, or restriction of any Governmental Entity or court, applicable to Parent or Merger Sub by which its or their respective properties are bound or affected.

      (b) The execution and delivery by Parent and Merger Sub of this Agreement do not, the execution and delivery by Parent and Merger Sub of any instrument required hereby to be executed and delivered at the Closing will not, and the performance of their respective agreements and obligations under this Agreement by Parent and Merger Sub will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification or application to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) as may be required under any foreign antitrust or competition law or regulation including without limitation the EC Merger Regulation, (iii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, applications and notifications as may be required under applicable federal and state securities laws and the laws of any foreign country, (iv) the filing of the Certificate of Merger or other documents as required by the DGCL and (v) such other consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, applications or notifications which, if not obtained or made, have not had or would not reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate.

      4.4 SUFFICIENT FUNDS. Parent has, and will have available to it upon the consummation of the Merger, access to sufficient funds to consummate the transactions contemplated hereby, including payment in full of all cash amounts contemplated by Section 2.1(a) hereof and all fees and expenses incurred in connection with the Merger.

      4.5 PROXY STATEMENT. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting, shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication by Parent with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

      4.6 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent for which the Company may become liable.

      4.7 NO PARENT STOCKHOLDER VOTE REQUIRED. The consummation of the transactions contemplated by this Agreement does not require the approval of the holders of any shares of capital stock of Parent.

      4.8 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Merger Sub has engaged in no business other than in connection with the transactions contemplated by this Agreement.

      4.9 LITIGATION. There are no suits, actions or proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, including Merger Sub, that could reasonably be expected to prevent, hinder or delay the timely completion of the transactions contemplated by this Agreement.

      4.10 OWNERSHIP OF SHARES. Neither Parent nor any of its Subsidiaries, including Merger Sub, owns any Company Common Stock, and during the period three years prior to the date hereof (other than by reason of the execution of this Agreement and the consummation of the transactions contemplated hereby), neither Parent nor any of its Subsidiaries, including Merger Sub, was an "interested stockholder" of the Company, as such term is defined in Section 203 of the DGCL.

                                   ARTICLE 5.
                               CONDUCT OF BUSINESS

      5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as contemplated or required by this Agreement or as expressly consented to in writing by Parent, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company will conduct its operations according to its ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this

Agreement or the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld), directly or indirectly, do any of the following:

      (a) enter into any agreement that would be required (assuming the Company continued to be subject to SEC rules and regulations requiring the filing of current and periodic reports under the Exchange Act) to be filed as an exhibit to, or described in, filings made or to be made by the Company with the SEC;

      (b) violate, extend, amend or otherwise modify or waive any of the terms of any agreements filed with the SEC as exhibits to any of the Company SEC Reports;

      (c) adopt a plan of complete or partial liquidation, dissolution, reorganization, merger or consolidation of the Company or any Subsidiary (other than the Merger);

      (d) maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

      (e) institute any change in its accounting methods, principles or practices other than as required by GAAP, or the rules and regulations promulgated by the SEC, or revalue any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables;

      (f) in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable law;

      (g) become liable in respect of any guarantee of, or incur, assume or otherwise become liable in respect of, any indebtedness in excess of $100,000 except for borrowings in the ordinary course of business under credit facilities in existence on the Most Recent Balance Sheet Date;

      (h) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase capital stock of the Company or otherwise) any shares of capital stock of the Company, any securities exchangeable for or convertible into capital stock of the Company, or any other securities, except that the Company may issue or agree to issue shares of capital stock of the Company upon exercise of the Company Options and rights to purchase Company Common Stock, in each case, outstanding on the date hereof pursuant to the terms of such securities on the date hereof;

      (i) effect any stock split, reverse split, reclassification, reorganization, recapitalization or other like change with respect to capital stock of the Company, or make any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, any of the capital stock or other equity interests of the Company or any of its Subsidiaries;

      (j) increase the compensation payable to any officer, director, employee, agent or consultant, including any increase in the upper limits of compensation potentially payable under any sales compensation, bonus, incentive or other compensation plan; enter into any agreement providing for the employment or consultancy of any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant; hire any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant hired on or after the date hereof, if the compensation to be paid and payable on an annualized basis to such person
(i) will exceed $50,000 or (ii) together with the compensation to be paid and payable on an annualized basis to all other such persons hired on or after the date hereof, will exceed $250,000;

      (k) authorize or make any capital expenditure other than is specified in the plan set forth as Exhibit 5.1(k) hereto or in excess of $100,000 in the aggregate;

      (l) pay, discharge, compromise, satisfy, cancel or forgive any debts or claims or rights (or series of rights, debts or claims) involving, individually or in the aggregate, consideration in excess of $100,000 except in the ordinary course of business consistent with past practice;

      (m) make any material investment in or make a material loan or advance or agreement to loan or advance to any third party;

      (n) layoff any employee of the Company or any of its Subsidiaries or otherwise effect any reduction in force, except in accordance with the planned reductions in force set forth in the materials referred to in Section 3.12(b);

      (o) adopt or amend any Employee Benefit Plan or, except in accordance with terms thereof as in effect on the Most Recent Balance Sheet Date, increase any benefits under any Employee Benefit Plan;

      (p) enter into, or perform, any transaction with, or for the benefit of, any officer, director, employee or other affiliate of the Company or any of its Subsidiaries (other than payments made to officers, directors and employees in the ordinary course of business);

      (q) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

      (r) sell or transfer, or mortgage, pledge, lease or otherwise encumber any of the assets of the Company or any of its Subsidiaries;

      (s) make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

      (t) cause, permit or propose any amendments to the Company Charter, Company Bylaws or the Subsidiary Documents;

      (u) enter into or modify in any material respect any contract that is or would be, if entered into or as so amended, required to be filed with the SEC or set forth in Section 3.20 of the Disclosure Schedule;

      (v) discount or decrease any rate on the Company's rate cards, after taking into account all other such discounts or decreases, in the aggregate, more than 25% below the standard pricing without discounts for the related item; or

      (w) take or agree to take, any of the actions described in this Section 5.1, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

      5.2 COOPERATION; FILINGS. Subject to compliance with applicable law, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall confer on a regular basis with one or more representatives of Parent to report on operational matters that are material and other matters requested by Parent. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby. As soon as is reasonably practicable, Parent and the Company shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") any Notification and Report Forms relating to the transactions contemplated hereby required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be reasonably required in order to make such filings and (b) supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

                                   ARTICLE 6.
                              ADDITIONAL AGREEMENTS

      6.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

      (a) The Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books, records and contracts (other than privileged documents), its personnel, financial and operating data, and its properties, plants and personnel and, during such period, the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation by Parent pursuant to this Section 6.1 shall affect any representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or any matter set forth in the Disclosure Schedule or the conditions to the obligations of the parties under this Agreement.

      (b) Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired from the other party or the other party's representatives in accordance with the terms of the Mutual Confidentiality Agreement dated as of October 27, 2004 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

      6.2 NO SOLICITATION.

      (a) The Company shall not, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company to, directly or indirectly (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as defined in Section 9.3), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company in connection with, or take any other action to cooperate in any way with respect to, or assist in or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Section 6.2(a) shall prohibit the Company or its directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, (B) referring a third party to this Section 6.2(a) or making a copy of this Section 6.2(a) available to any third party, or (C) taking any of the actions set forth in clauses (i), (ii) or (iii) of this paragraph (a) for a period beginning upon execution hereof until 9:00 p.m. (Connecticut time) on December 25, 2004 (the "SOLICITATION PERIOD"); and provided, further, that prior to obtaining the Company Stockholder Approvals, if the Board of Directors of the Company reasonably determines that a Takeover Proposal that is submitted after the Solicitation Period constitutes a Superior Proposal (as defined in Section 9.3), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority thereof after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), the Company may, in response to a request therefore that was not solicited by the Company nor resulted from a breach or deemed breach of this Section 6.2(a), and subject to compliance with Section 6.2(b), furnish information with respect to the Company to any person making such Takeover Proposal that is submitted after the Solicitation Period pursuant to a confidentiality agreement, in customary form and in any event containing terms as to the disclosure of confidential information, taken as a whole, which are substantially equivalent to those contained in the Confidentiality Agreement (as defined in Section 6.1), and participate in discussions or negotiations with such person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.2(a) by any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company, whether or not acting on behalf of the Company, shall be deemed to be a breach of this Section 6.2 by the Company.

      (b) Notwithstanding anything to the contrary in this Agreement, in response to the receipt of a Superior Proposal prior to or during the Solicitation Period, the Board of Directors of the Company may at any time prior to 10:00 p.m. (Connecticut time) on December 26, 2004 (the

"SOLICITATION RESPONSE DEADLINE"), (x) withhold, withdraw, amend or modify its recommendation in favor of the Merger, and, (y) in the case of a Superior Proposal that is a tender or exchange offer made directly to the Company's stockholders, may recommend that the Company stockholders accept and permit the Company to enter into the tender or exchange offer (any of the foregoing actions in clauses (x) and (y), whether by the Board of Directors of the Company or a committee thereof, and whether effected or publicly proposed by the Company to be effected, a "CHANGE OF RECOMMENDATION"), if all of the following conditions are met:

            (i) A Superior Proposal has been made prior to or during the Solicitation Period and has not been withdrawn;

            (ii) A majority of the Board of Directors of the Company has concluded in good faith, after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), that, in light of such Superior Proposal, the failure of the Board of Directors of the Company to effect a Change of Recommendation would be reasonably likely to be a breach of its fiduciary obligations to the Company's stockholders under applicable law;

            (iii) The Company has delivered to Parent by 11:00 p.m. (Connecticut time) on December 25, 2004 a written notice advising Parent that the Company's Board of Directors has received a Superior Proposal during the Solicitation Period (which notice shall include a copy of such Superior Proposal) and identify the Person making such Superior Proposal and advising Parent that the Company intends to effect such Change of Recommendation (specifying which particular course of action the Company intends to effect as a Change of Recommendation) (a "SUBSEQUENT DETERMINATION") (it being understood that during period set forth below Parent may propose such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination, with any such adjustments being at the discretion of the parties at such time), and it is the later of (A) 24 hours after delivery of the written notice to Parent set forth above and (A) 8:00 p.m. (Connecticut time) on December 26, 2004;

            (iv) The Company shall have complied in all respects with this
Section 6.2;

            (v) The party making the Superior Proposal has executed a definitive Merger Agreement in substantially the form of this Agreement, with no conditions contained therein other than as set forth herein, delivery of such Merger Agreement by such party being subject solely to the termination of this Agreement in accordance with Section 8.1(e) hereof. Until public announcement in accordance with Section 6.6 hereof, any disclosure of this Agreement to any other party shall not include the name of Parent or Merger Sub, the Per-Share Cash Amount or the Post Solicitation Period Termination Fee set forth herein;

            (vi) the Company has terminated this Agreement pursuant to Section 8.1(e).

      (c) During the Solicitation Period, the Company shall promptly (but in any event within two hours) advise Parent orally and in writing of any Takeover Proposal or any inquiry regarding the making of a, or that could reasonably be expected to lead to any, Takeover Proposal, including any request for information or any discussions sought to be initiated or continued with the Company or its representatives, the material terms and conditions of such request, discussions, Takeover Proposal or inquiry (in the case of written materials, providing copies of such materials) and the identity of the person making such request, Takeover Proposal or inquiry or initiating such discussions. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, discussions, Takeover Proposal or inquiry.

      (d) Notwithstanding anything to the contrary in this Agreement, in response to the receipt of a Superior Proposal that is submitted after the Solicitation Period, the Board of Directors of the Company may effect a Change of Recommendation if all of the following conditions are met:

            (i) A Superior Proposal has been made after the Solicitation Period and has not been withdrawn;

            (ii) The Company Stockholders Meeting has not occurred;

            (iii) A majority of the Board of Directors of the Company has concluded in good faith, after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), that, in light of such Superior Proposal made after the Solicitation Period, the failure of the Board of Directors of the Company to effect a Change of Recommendation would be reasonably likely to be a breach of its fiduciary obligations to the Company's stockholders under applicable law;

            (iv) The Company shall have complied in all respects with this
Section 6.2;

            (v) Three (3) business days have passed following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal after the Solicitation Period (which notice shall include a copy of such Superior Proposal) and identify the Person making such Superior Proposal and advising Parent that the Company intends to effect such Change of Recommendation (specifying the Subsequent Determination (it being understood that during such three (3) business day period Parent may propose such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination, with any such adjustments being at the discretion of the parties at such time); and

            (vi) the Company has terminated this Agreement pursuant to Section 8.1(e).

      (e) After the Solicitation Period, the Company shall promptly (but in any event within one day) advise Parent orally and in writing of any Takeover Proposal or any inquiry regarding the making of a, or that could reasonably be expected to lead to any, Takeover Proposal, including any request for information or any discussions sought to be initiated or continued with the Company or its representatives, the material terms and conditions of such request, discussions, Takeover Proposal or inquiry (in the case of written materials, providing copies of such materials) and the identity of the person making such request, Takeover Proposal or inquiry or initiating such discussions. The Company will, to the extent reasonably practicable, keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, discussions, Takeover Proposal or inquiry.

      6.3 PROXY STATEMENT.

      (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall in consultation with each other prepare, and the Company shall file with the SEC, preliminary proxy materials which shall constitute the Proxy Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, Parent and the Company shall, in consultation with each other, prepare and the Company shall file any required amendments to, and the definitive, Proxy Statement with the SEC. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall consult with Parent regarding and supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.

      (b) Subject to the right of the Company's Board of Directors to submit a Change of Recommendation pursuant to Section 6.2(b) after terminating this Agreement pursuant to Section 8.1(e), the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger.

      (c) The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the payment of cash in accordance with Section 2.1(a) hereof. If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in a supplement to the Proxy Statement, such party shall promptly inform the other thereof and the Company shall promptly prepare and mail to its stockholders such an amendment or supplement, and, if required in connection therewith, resolicit proxies. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

      (d) The Company and Parent shall make any necessary filing with respect to the Merger under the Exchange Act and the rules and regulations thereunder.

      6.4 COMPANY STOCKHOLDERS MEETING.

      (a) The Company, acting through its Board of Directors, shall take all actions in accordance with applicable law, the Company Charter, the Company By-Laws and the rules of The Nasdaq National Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, the Company Stockholders Meeting for the purpose of considering and voting upon the approval of this Agreement and the Merger. Subject to Section 6.2(b), to the fullest extent permitted by applicable law, (i) the Company's Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Company and include such recommendation in the Proxy Statement, and (ii) neither the Company's Board of Directors nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Parent, the recommendation of the Company's Board of Directors that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the Merger. Unless such recommendation shall have been modified or withdrawn in accordance with Section 6.2(b) and this Agreement terminated and the fee and expenses due under Section 8.3 paid, the Company shall take all lawful action to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company that are required by the rules of The Nasdaq National Market or the DGCL. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

      (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of its Corporate Secretary setting forth the voting results from the Company Stockholders Meeting.

      6.5 LEGAL CONDITIONS TO MERGER. Each of Parent and the Company will use reasonable best efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which efforts shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent or Merger Sub shall not be required hereby to effect any divestiture of assets or operations.

      6.6 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the written advice of counsel be required by law or the rules and regulations of The Nasdaq National Market if it has used all reasonable efforts to consult with the other party a reasonable time prior thereto.

      6.7 401(k) PLAN. Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect as of the Effective Time such actions relating to the Company's 401(k) Plan (the "401(k) PLAN" ) as Parent may deem necessary or appropriate, including without limitation, terminating the 401(k) Plan, subject to the terms of the 401(k) Plan and applicable law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan.

      6.8 STOCK OPTIONS.

      (a) Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other necessary actions to cause each Company Stock Option that is outstanding immediately prior to the Effective Time to vest in full and become exercisable immediately prior to the Effective Time with respect to all of the shares of Company Common Stock then subject to such Company Stock Option. Each Company Stock Option that is outstanding immediately prior to the Effective Time shall be automatically cancelled as of the Effective Time in exchange for a cash amount payable by Parent to the holder thereof equal to (A) the product of (1) the number of shares of Company Common Stock subject to such Company Stock Option and (2) the amount, if any, by which the Per-Share Cash Amount exceeds the exercise price per share of such Company Stock Option, minus (B) all applicable federal, state and local Taxes required to be withheld in respect of such payment. The cash amounts payable to holders of Company Stock Options pursuant to this Section 6.8(a) shall be delivered as soon as reasonably practicable following the Effective Time. The surrender of a Company Stock Option in exchange for the consideration contemplated by this Section 6.8(a) shall be deemed a release of any and all rights the holder thereof had or may have had in respect thereof. Prior to the Closing, the Company shall take all actions necessary to cause each Company Stock Option with an exercise price equaling or exceeding the Per-Share Cash Amount to automatically and duly terminate as of the Effective Time, and no Per-Share Cash Amount, other cash amount or other property or obligation shall be owed, due or payable by the Company, Parent or Merger Sub in respect of such Company Stock Option.

      (b) If and to the extent necessary or required by the terms of the Company Stock Plan or any Company Stock Option, the Company shall, prior to the Effective Time, (i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, to give effect to the provisions of Section 6.8(a).

      6.9 PURCHASE PLAN. All outstanding purchase rights under the Company Purchase Plan shall automatically be exercised, in accordance with the terms of the Company Purchase Plan, as of the end of the Payment Period ending December 31, 2004, and shares of Company Common Stock shall be issued at the end of such Payment Period in accordance with Article 6 of the Company Purchase Plan. After the date hereof, the Company shall not commence any new offering periods, or otherwise grant any rights to purchase Common Stock of the Company, under the Company Purchase Plan. Effective immediately after the Payment Period ending December 31, 2004, the Company Purchase Plan shall terminate with the above-referenced exercise and purchase of shares, and no further purchase rights shall be granted under the Company Purchase Plan.

      6.10 CONSENTS. The Company shall use reasonable best efforts to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, the Material Consents.

      6.11 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

      (a) From and after the Effective Time, Parent shall indemnify and hold harmless all past and present officers and directors of the Company to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company Charter or the Company By-Laws for acts or omissions occurring at or prior to the Effective Time. The Certificate of Incorporation and the By-Laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties as those contained in the Company Charter and the Company By-Laws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of not less than six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors or officers of the Company, unless such a modification is required by law.

      (b) Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Date, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O INSURANCE") that is substantially equivalent to the Company's existing policy on terms with respect to coverage no less favorable than those of such policy in effect on the date hereof, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premiums paid prior to the date hereof (which premiums the Company has disclosed to Parent), but in such case shall purchase as much coverage as possible for such amount.

      (c) This Section 6.11 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified parties. The provisions of this Section 6.11 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs, and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      6.12 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      6.13 NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or would be reasonably likely to cause (a)(i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of Parent and the Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent of any change or event, individually or in the aggregate with other changes or events, having, or which could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, on such party or otherwise affect adversely the ability for the conditions set forth in Article 7 to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.13 will not (a) be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach or failure to satisfy any representation, warranty, covenant, condition or agreement hereunder, or (b) limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      6.14 TAKEOVER STATUTES. Except as otherwise specifically provided in
Section 6.2(b) of this Agreement, in no event shall the approval of the Merger and this Agreement by the Board of Directors of the Company under Section 203 of the DGCL be withdrawn, revoked or modified by the Board of Directors of the Company. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company's Board of Directors shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

      6.15 FIRPTA CERTIFICATE. The Company shall provide to Parent at Closing a certificate from the Company to the effect that the Company is not a U.S. real property holding company meeting the requirements of Treasury Regulations 1.1445-2(c)(3) and 1.897-2(h).

      6.16 NO AFFILIATE AGREEMENTS. (i) The Company shall terminate, or cause the termination of, all contracts or other agreements of the Company or any of its Subsidiaries with any affiliate of the Company or any of its Subsidiaries (other than with the Company itself or any of its Subsidiaries) and (ii) shall make all reasonable efforts to ensure that no affiliate of the Company or any of its Subsidiaries (other than the Company itself or any of its Subsidiaries) shall own or otherwise have any rights to or interest in any of the properties or assets of the Company or any of its Subsidiaries.

                                   ARTICLE 7.
                            CONDITIONS TO THE MERGER

      7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) STOCKHOLDER APPROVAL. The Company Stockholder Approvals shall have been obtained;

      (b) HSR ACT. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and under any other legal requirement (including without limitation any authorization, consent, order or approval, or dedication, filing or expiration of any waiting period) of any Governmental Entity shall have expired or been terminated, as the case may be;

      (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any governmental action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

      7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. Except for Sections 3.3 and 3.8(b) and
(c), the representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect. The representations and warranties of the Company contained in Sections 3.3 and 3.8(b) and (c), giving effect to all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct in all respects.

      (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

      (c) CONSENTS OBTAINED. Parent shall have received satisfactory evidence that the Company shall have obtained the Material Consents set forth on Schedule 7.2(c) hereto.

      (d) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent to dispose of or hold separate all or any portion of the business or assets of Parent or the Surviving Corporation (or any of their Subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement, except as would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

      (e) FIRPTA. Parent shall have received a certificate from the Company to the effect that the Company is not a U.S. real property holding company meeting the requirements of Treasury Regulations 1.1445-2(c)(3) and 1.897-2(h).

      (f) NO AFFILIATE AGREEMENTS. (i) Neither the Company nor any of its Subsidiaries shall be a party to or bound by any contract or other agreement with any affiliate of the Company or one of its Subsidiaries (other than with another Subsidiary of the Company) and (ii) no affiliate of the Company or any of its Subsidiaries (other than the Company or a Subsidiary of the Company itself) shall own or otherwise have any rights to or interest in any of the properties or assets of the Company or any of its Subsidiaries.

      7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed by the chief executive officer and chief financial officer of Parent to such effect.

      (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent to such effect.

                                   ARTICLE 8.
                                  TERMINATION

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the
Company:

      (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

      (b) by either Parent or the Company if the Merger shall not have been consummated by the 150th day following the date hereof (the "OUTSIDE DATE") provided, that if (x) the Effective Time has not occurred by the 150th day following the date hereof by reason of nonsatisfaction of any of the conditions set forth in Section 7.1(b) or 7.1(c) and (y) all other conditions set forth in
Article VII have theretofore been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to the 180th day following the date hereof (which shall then be the "OUTSIDE DATE"), (provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of a representation or warranty hereunder or failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Outside Date);

      (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 6.5);

      (d) by either Parent or, if the Company has not breached the provisions of
Section 6.4, the Company, if at the Company Stockholders Meeting (giving effect to any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained, provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose breach of a representation or warranty hereunder or failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure to obtain such stockholder approval;

      (e) by the Company if the Board of Directors of the Company effects a Change of Recommendation in response to a Superior Proposal; provided the Company shall have complied with the provisions and requirements of Section 6.2 of this Agreement;

      (f) by Parent (at any time prior to obtaining the Company Stockholder Approvals) if a Triggering Event (as defined below) shall have occurred;

      (g) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would or would be reasonably expected to cause any of the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) business days following receipt by Parent of written notice of such breach or failure from the Company; or

      (h) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would or would be reasonably expected to cause any of the conditions set forth in Section 7.2(a) or Section 7.2(b) to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) business days following receipt by the Company of written notice of such breach or failure from Parent.

      For purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Company's Board of Directors or any committee thereof shall for any reason have effected a Change of Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Company's Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger; or (iii) the Company's Board of Directors or any committee thereof shall have approved or publicly recommended any Takeover Proposal or failed to publicly reaffirm its recommendation of this Agreement and the Merger within 5 days following Parent's request to do so.

      8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except (i) that the provisions of Sections 6.1(b), this Section 8.2, Section 8.3 and Article 9 hereof shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or for fraud.

      8.3 FEES AND EXPENSES.

      (a) Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees and expenses; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the filing and printing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto and (ii) in connection with the filing of the pre-merger notification forms under the HSR Act and any other comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction.

      (b) If this Agreement is terminated by the Company or Parent pursuant to
Section 8.1(b), the Company shall pay to Parent reimbursement for all of Parent's, Merger Sub's and Parent's financial sources' out-of-pocket expenses, including without limitation fees and expenses payable to all legal, accounting, financial and professional advisers thereof, relating to the Merger or the transactions contemplated by this Agreement ("ACQUIRER EXPENSES") and the Post Solicitation Termination Fee; provided, however, that the Company shall be required to pay the Post Solicitation Termination Fee only if (i) prior to the time of such termination a Takeover Proposal had been publicly announced or otherwise communicated to the Company's Board of Directors, a majority of the Company's stockholders or the Company's advisors and (ii) within twelve (12) months of such termination, the Company has entered into a binding agreement with respect to, or has consummated, a merger, business combination, acquisition or other such transaction (regardless of whether related to such Takeover Proposal) of a type described in clause (i), (ii) or (iii) of the definition of "Takeover Proposal" in Section 9.3(k) hereof (such transaction, a "TAKEOVER TRANSACTION"). Payment under this Section 8.3(b) of the Acquirer

Expenses shall be made upon the termination of the Agreement, and payment of the Post Solicitation Termination Fee shall be made upon the earlier of the consummation of such Takeover Transaction and the ninetieth (90th) day following the entering into by the Company of the agreement to engage in such Takeover Transaction.

      (c) If this Agreement is terminated by the Company or Parent pursuant to
Section 8.1(d), the Company shall pay to Parent, upon such termination, reimbursement for all Acquirer Expenses and the Post Solicitation Termination Fee; provided, however, that the Company shall be required to pay the Post Solicitation Termination Fee only if within twelve (12) months of such termination, the Company has entered into a binding agreement with respect to, or has consummated, a Takeover Transaction, and such Post Solicitation Termination Fee shall be paid upon the earlier of the consummation of such Takeover Transaction and the ninetieth (90th) day following the entering into by the Company of the agreement to engage in such Takeover Transaction.

      (d) If this Agreement is terminated by the Company pursuant to Section 8.1(e) or by Parent pursuant to Section 8.1(f), prior to the end of the Solicitation Response Deadline, the Company shall pay to Parent reimbursement for all Acquirer Expenses up to $1.75 million and the Solicitation Period Termination Fee, each payable upon such termination.

      (e) If this Agreement is terminated by the Company pursuant to Section 8.1(e) or by Parent pursuant to Section 8.1(f) other than as set forth in clause
(d) above, the Company shall pay to Parent reimbursement for all Acquirer Expenses and the Post Solicitation Termination Fee, each payable upon such termination.

      (f) If this Agreement is terminated by Parent pursuant to Section 8.1(h), the Company shall pay to Parent, upon such termination, reimbursement for all Acquirer Expenses and the Post Solicitation Termination Fee; provided, however, that the Company shall be required to pay the Post Solicitation Termination Fee only if (i) the breach or failure to perform that is the basis for the termination under Section 8.1(h) was willful or intentional on the part of the Company and (ii) within twelve (12) months of such termination, the Company has entered into a binding agreement with respect to, or has consummated, a Takeover Transaction. Such Post Solicitation Termination Fee shall be paid upon the earlier of the consummation of such Takeover Transaction and the ninetieth
(90th) day following the entering into by the Company of the agreement to engage in such Takeover Transaction.

      (g) All amounts due under this Section 8.3 shall be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If the Company fails to promptly make any payment required under this Section 8.3 and Parent commences a suit to collect such payment, the Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate of Bank of America, N.A. (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.3

                                   ARTICLE 9.
                               GENERAL PROVISIONS

      9.1 NONSURVIVAL OF REPRESENTATIONS; WARRANTIES AND AGREEMENTS. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in: Articles 1 and 2; Sections 6.8 (Stock Plans),
6.9 (Purchase Plan), 6.11 (Indemnification; Directors and Officers Insurance),
6.12 (Commercially Reasonable Efforts), 8.2 (Effect of Termination) and 8.3 (Fees and Expenses); and this Article 9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement or the termination of this Agreement in accordance with the provisions of this Agreement, as the case may be, pursuant to its terms and conditions.

      9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

      (a) If to Parent or Merger Sub:

Gartner, Inc.
56 Top Gallant Road
Stamford, CT 06904-2212
Attention: Eugene Hall
Telecopier No.: (203) 316-6300
Telephone No.:  (203) 316-1111

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Larry W. Sonsini, Esq.
           Martin W. Korman, Esq.
Telecopier No.: (650) 493-6811
Telephone No.:  (650) 493-9300

and

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12 East 49th Street, 30th Floor
New York NY 10017
Attention: Robert D. Sanchez, Esq.
Telecopier No.: (212) 999-5899

Telephone No.:  (212) 999-5800

      (b) If to the Company:

META Group, Inc.
208 Harbor Drive
PO Box 120061
Stamford, CT 06912-0061
Attention:  Mr. CD Hobbs
Telecopier No.: (203) 359-8066
Telephone No.:  (203) 973-6700

with a copy to:

Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, CA  94025-7019
Attn:  Jon E. Gavenman, Esq.
Telecopier No.: (650) 324-0638
Telephone No.:  (650) 233-8539

      9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

      (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

      (b) "BUSINESS DAY" means any day other than a Saturday or Sunday or any day on which banks in Connecticut or Massachusetts are required or authorized to be closed;

      (c) "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances, (i) is materially adverse to the business, assets, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent the Company from timely consummating the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute a Company Material Adverse Effect: (A) any change or event attributable to conditions affecting the industries in which the Company participates or the U.S. economy as a whole that does not affect the Company in a disproportionate manner (other than any change or event (including a national calamity) that causes, is caused by or is related to (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the Nasdaq National Market, (ii) a declaration by a Governmental Entity of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any extraordinary limitation (whether or not mandatory) by any Governmental Entity on the extension of credit generally by banks or other financial institutions); (B) any change or event resulting from compliance with the terms and conditions of this Agreement; (C) any change required by any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement or (D) any change or event to the extent attributable to the announcement or pendency of the Merger that impacts the Company's or any of its Subsidiary's revenues or relationships with its employees, customers, suppliers or partners.

      (d) "CONTROL" including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

      (e) "INCLUDE" or "INCLUDING" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

      (f) "KNOWLEDGE" with respect to the Company means the actual knowledge of the following officers of the Company: CD Hobbs, John Riley, Michael Buchheim and Val Sribar, following reasonable inquiry of their direct reports.

      (g) "PARENT MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances would reasonably be expected to prevent Parent from timely consummating the transactions contemplated hereby.

      (h) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

      (i) "PER-SHARE CASH AMOUNT" shall mean $10.00 per share of Company Common Stock.

      (j) "POST SOLICITATION PERIOD TERMINATION FEE" means $4.5 million.

      (k) "SOLICITATION PERIOD TERMINATION FEE" means $3.8 million.

      (l) "SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the voting power of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (i) for consideration consisting of cash and/or securities that a majority of the members of the Special Committee of the Board of Directors of the Company (the "Special Committee") determines, at a duly constituted meeting of the Special Committee of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after consultation with the Company's independent financial advisor) taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated hereby), (ii) for which financing, to the extent required, is then committed, and (iii) that is reasonably capable of being completed, taking into account all regulatory, legal and other aspects of such proposal.

      (m) "TAKEOVER PROPOSAL" means any (i) proposal for a merger, consolidation, restructuring, recapitalization or other reorganization, business combination or similar such transaction involving the Company (other than one in which the stockholders of the Company immediately preceding the transaction hold 80% or more of the equity interest in the surviving or resulting entity, in the same proportion as they held equity interests in the Company prior to the transaction), (ii) proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of the Company such that those involved in making such proposal or offer will hold, as a result (together with all other equity interests or securities previously held), interests or securities representing 20% or more of the shares of Company Common Stock or of the total voting securities of the Company outstanding immediately following such acquisition or (iii) an offer to acquire in any manner, directly or indirectly, a substantial portion of the assets of the Company, in each case other than the transactions contemplated by this Agreement.

      9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      9.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      9.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.11 (Indemnification; Directors and Officers Insurance), who shall have the right to enforce such provisions directly.

      9.8 ASSIGNMENT. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

      9.9 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      9.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof.

      9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      9.13 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

      9.14 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of and for the County of New Castle, State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of and for the County of New Castle, State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of and for the County of New Castle, State of Delaware.

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        GARTNER, INC.

                                        /s/ EUGENE HALL

                                        By: Eugene Hall

                                        Its: Chief Executive Officer

                                        GREEN FALCON, INC.

                                        /s/ CHRIS LAFOND

                                        By: Chris Lafond
                                        Its: President

                                        META GROUP, INC.

                                        /s/ CD HOBBS

                                        By: CD Hobbs
                                        Its: President and COO